UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 18, 2015

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26272	59-2705336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas 75205
(Address of Principal Executive Offices, including Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08     Shareholder Director Nominations.

Natural Health Trends Corp. (the “Company”) has fixed May 13, 2015 as the date of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Because the Company did not hold a 2014 Annual Meeting of Shareholders, the Company is required to announce the date by which a proposing or nominating stockholder must submit a notice on Schedule 14N. To be timely, any stockholder proposals or nominations, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for its 2015 Annual Meeting must be received by the Company at its principal offices located at 4514 Cole Avenue, Suite 1400, Dallas, Texas 75205, by no later than March 2, 2015 and directed to the attention of Timothy S. Davidson. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the Securities and Exchange Commission. The record date, time and location of the 2015 Annual Meeting will be as set forth in the Company’s proxy statement for the 2015 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015

NATURAL HEALTH TRENDS CORP.

By:     /s/ Timothy S. Davidson

Timothy S. Davidson

Senior Vice President and Chief Financial Officer